UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2007
Date of Report (Date of earliest event reported)

Commission	Exact Name of Registrant as Specified in Its Charter;	IRS Employer
File Number	State of Incorporation; Address of Principal Executive	Identification Number
Offices; and Telephone Number
001-09120	Public Service Enterprise Group Incorporated	22-2625848
(a New Jersey Corporation)
80 Park Plaza
P.O. Box 1171
Newark, New Jersey 07101-1171
(973) 430-7000

000-32503	PSEG Energy Holdings L.L.C.	42-1544079
(a New Jersey Limited Liability Company)
80 Park Plaza-T20
Newark, New Jersey 07102-4194
(973) 430-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information contained in this Form 8-K is filed for Public Service Enterprise Group Incorporated (PSEG) and its wholly owned subsidiary, PSEG Energy Holdings L.L.C. (Energy Holdings). Information contained herein relating to any individual company is provided by such company on its own behalf and in connection with its respective Form 8-K.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Energy Holdings

On July 26, 2007, Energy Holdings and the PSEG Audit Committee determined that the financial statements of Energy Holdings as of March 31, 2007 should no longer be relied upon. Energy Holdings determined that $207 million of its Senior Notes due in February 2008 had been erroneously classified as Long-Term Debt instead of Long-Term Debt due Within One Year on its Condensed Consolidated Balance Sheet as of March 31, 2007. This error had no effect on Energy Holdings’ results of operations, cash flows or margins.

Management and the PSEG Audit Committee have discussed this matter with Deloitte & Touche LLP, its independent registered public accounting firm.

For consistency, the Condensed Consolidated Balance Sheet of PSEG as of March 31, 2007 will also be restated to reflect the correction of the error at Energy Holdings discussed above, although the effect on PSEG’s Condensed Consolidated Balance Sheet was not material. PSEG and Energy Holdings intend to file an amended Form 10-Q for the period ended March 31, 2007 as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature of the undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
(Registrant)

By:	/s/ Derek M. DiRisio

Derek M. DiRisio
Vice President and Controller
(Principal Accounting Officer)

Date: July 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature of the undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.

PSEG ENERGY HOLDINGS L.L.C.
(Registrant)

By:	/s/ Derek M. DiRisio

Derek M. DiRisio
Vice President and Controller
(Principal Accounting Officer)

Date: July 27, 2007